EXECUTION COPY


                                  $450,000,000


                                CREDIT AGREEMENT

                          Dated as of October 28, 1999

                                      Among

                      MICROAGE TECHNOLOGY SERVICES, L.L.C.
                                       and
                                 PINACOR, INC.,

                                  AS BORROWERS,

                                 MICROAGE, INC.

                              AS PARENT GUARANTOR,

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                          SWING LINE BANK NAMED HEREIN

          AS INITIAL LENDERS, INITIAL ISSUING BANK AND SWING LINE BANK,


                                 CITIBANK, N.A.

                              AS COLLATERAL AGENT,

                                 CITIBANK, N.A.

                            AS ADMINISTRATIVE AGENT,

                             IBM CREDIT CORPORATION

                             AS DOCUMENTATION AGENT

                                       and

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                              AS SYNDICATION AGENT

                               TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS


1.01.  Certain Defined Terms                                                  1
1.02.  Computation of Time Periods; Other Definitional Provisions            29
1.03.  Accounting Terms                                                      29


                                   ARTICLE II
           AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT
2.01.  The Advances and the Letters of Credit                                30
2.02.  Making the Advances 31
2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit    34
2.04.  Repayment of Advances                                                 36
2.05.  Termination or Reduction of the Commitments                           38
2.06.  Prepayments                                                           38
2.07.  Interest                                                              39
2.08.  Fees                                                                  40
2.09.  Conversion of Advances                                                41
2.10.  Increased Costs, Etc.                                                 42
2.11.  Payments and Computations                                             43
2.12.  Taxes                                                                 44
2.13.  Sharing of Payments, Etc.                                             46
2.14.  Use of Proceeds                                                       47
2.15.  Defaulting Lenders                                                    47
2.16.  Evidence of Debt                                                      50
2.17.  Increase in the Aggregate Working Capital Commitments                 51

                                   ARTICLE III
             CONDITIONS OF LENDING ANDISSUANCES OF LETTERS OF CREDIT
3.01.  Conditions Precedent to Initial Extension of Credit                   53
3.02.  Conditions Precedent to Each Borrowing, Increase Date, Issuance
       and Increase of Available Amount                                      59
3.03.  Determinations Under Section 3.01                                     60

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
4.01.  Representations and Warranties of the Borrowers and the
       Parent Guarantor                                                      60

                                    ARTICLE V
              COVENANTS OF THE BORROWERS AND THE PARENT GUARANTOR67
5.01.  Affirmative Covenants                                                 67
5.02.  Negative Covenants                                                    73
5.03.  Reporting Requirements                                                80
5.04.  Financial Covenants                                                   84

                                   ARTICLE VI
                                EVENTS OF DEFAULT
6.01.  Events of Default                                                     86
6.02.  Actions in Respect of the Letters of Credit upon Default              90

                                   ARTICLE VII
                                PARENT GUARANTY
7.01.  Guaranty                                                              90
7.02.  Guaranty Absolute                                                     91
7.03.  Waiver                                                                92
7.04.  Payments Free and Clear of Taxes, Etc.                                93
7.05.  Continuing Guaranty; Assignments                                      94
7.06.  Subrogation                                                           94

                                  ARTICLE VIII
                                   THE AGENTS
8.01.  Authorization and Action                                              96
8.02.  Agents' Reliance, Etc.                                                97
8.03.  Citibank and Affiliates                                               97
8.04.  Lender Party Credit Decision                                          98
8.05.  Indemnification                                                       98
8.06.  Successor Agents                                                      99
8.07.  Other Agents                                                         100

                                   ARTICLE IX
                                  MISCELLANEOUS
9.01.  Amendments, Etc.                                                     100
9.02.  Notices, Etc.                                                        101
9.03.  No Waiver; Remedies                                                  102
9.04.  Costs and Expenses                                                   102
9.05.  Right of Set-off                                                     104
9.06.  Binding Effect                                                       104
9.07.  Assignments and Participations                                       104
9.08.  Execution in Counterparts                                            107
9.09.  No Liability of the Issuing Bank                                     107
9.10.  Release of Collateral                                                108
9.11.  Jurisdiction, Etc.                                                   108
9.12.  Governing Law                                                        108
9.13.  Waiver of Jury Trial                                                 109


SCHEDULES

Schedule I        -   Commitments and Applicable Lending Offices
Schedule II       -   Borrowers' Account
Schedule 4.01(b)  -   Subsidiaries
Schedule 4.01(d)  -   Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)  -   Disclosed Litigation
Schedule 4.01(r)  -   Open Years
Schedule 4.01(t)  -   Existing Debt
Schedule 4.01(u)  -   Surviving Debt
Schedule 4.01(v)  -   Owned Real Property
Schedule 4.01(w)  -   Leased Real Property
Schedule 4.01(x)  -   Investments
Schedule 4.01(y)  -   Intellectual Property
Schedule 5.02(a)  -   Liens

EXHIBITS

Exhibit A   -   Form of Promissory Note
Exhibit B   -   Form of Notice of Borrowing
Exhibit C   -   Form of Assignment and Acceptance
Exhibit D   -   Form of Security Agreement
Exhibit E   -   Form of Subsidiary Guaranty
Exhibit F   -   Form of Solvency Certificate
Exhibit G   -   Form of Opinion of Counsel to the Loan Parties
Exhibit H   -   Form of Opinion of Local Counsel
Exhibit I   -   Form of Borrowing Base Certificate
Exhibit J   -   Form of Flooring Letter of Credit
Exhibit K   -   Form of Floor Planning Arrangement Intercreditor Agreement

                                CREDIT AGREEMENT

                          Dated as of October 28, 1999

     MICROAGE TECHNOLOGY SERVICES, L.L.C., a Delaware limited liability company ("MTS"), PINACOR, INC., a Delaware corporation ("PINACOR", and together with MTS, the "BORROWERS"), MICROAGE, INC., a Delaware corporation (the "PARENT GUARANTOR"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "INITIAL ISSUING BANK") and the Swing Line Bank (as hereinafter defined), CITIBANK, N.A. ("CITIBANK"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT"), IBM CREDIT CORPORATION, as documentation agent (the "DOCUMENTATION
AGENT"), THE CIT GROUP/BUSINESS CREDIT, INC., as syndication agent (the "SYNDICATION AGENT"), and CITIBANK, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT" and, together with the Collateral Agent, the Document Agent and the Syndication Agent, the "AGENTS") for the Lender Parties (as hereinafter defined), hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

     "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citicorp Industrial Credit at its office at 399 Park Avenue, New York, New York 10043, Account No. 38858061, ABA 021000089, Attention: Shawn Hendrickson, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

     "ADVANCE" means a Working Capital Advance, a Swing Line Advance or a Letter of Credit Advance.

     "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "AGENTS" has the meaning specified in the recital of parties to this Agreement.

     "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or
(b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge
Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

     "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "APPLICABLE LETTER OF CREDIT FEE" means a percentage per annum determined by reference to the Debt/EBITDA Ratio as set forth below:

          Debt/EBITDA Ratio             Applicable Letter of Credit Fee
          -----------------             -------------------------------
          LEVEL I
          less than 2.25: 1.0                       1.625%

          LEVEL II
          2.25: 1.0 or greater,
          but less than 2.75: 1.0                   1.875%

          LEVEL III
          2.75: 1.0 or greater,
          but less than 3.25: 1.0                   2.125%

          LEVEL IV
          3.25: 1.0 or greater,
          but less than 3.75: 1.0                   2.375%

          LEVEL V
          3.75: 1.0 or greater,
          but less than 4.25:1.0                    2.625%

          LEVEL VI
          4.25:1.0 or greater                       2.875%

The Applicable Letter of Credit Fee shall be determined by reference to the ratio in effect from time to time; PROVIDED, HOWEVER, that (A) no change in the Applicable Letter of Credit Fee shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the chief financial officer of the Parent Guarantor demonstrating such ratio and (B) the Applicable Letter of Credit Fee shall be at Level VI until the Parent Guarantor has delivered the financial statements for the fiscal quarter ended February 1, 2000 and for so long as the Parent Guarantor has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

     "APPLICABLE MARGIN" means a percentage per annum determined by reference to the Debt/EBITDA Ratio as set forth below:

     Debt/EBITDA Ratio           Base Rate Advances     Eurodollar Rate Advances
     -----------------           ------------------     ------------------------
     LEVEL I
     less than 2.25: 1.0               1.00%                    2.00%

     LEVEL II
     2.25: 1.0 or greater,
     but less than 2.75: 1.0           1.25%                    2.25%

     LEVEL III
     2.75: 1.0 or greater,
     but less than 3.25: 1.0           1.50%                    2.50%

     LEVEL IV
     3.25: 1.0 or greater,
     but less than 3.75: 1.0           1.75%                    2.75%

     LEVEL V
     3.75: 1.0 or greater,
     but less than 4.25:1.0            2.00%                    3.00%

     LEVEL VI
     4.25:1.0 or greater               2.25%                    3.25%

The Applicable Margin for each Advance shall be determined by reference to the ratio in effect from time to time; PROVIDED, HOWEVER, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the chief financial officer of the Parent Guarantor demonstrating such ratio and (B) the Applicable Margin shall be at Level VI until the Parent Guarantor has delivered the financial statements for the fiscal quarter ended February 1, 2000 and for so long as the Parent Guarantor has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

     "APPLICABLE   PERCENTAGE"  means  a  percentage  per  annum  determined  by reference to the Debt/EBITDA Ratio as set forth below:

     Debt/EBITDA Ratio                 Applicable Percentage
     -----------------                 ---------------------
     LEVEL I
     less than 2.25: 1.0                      0.375%

     LEVEL II
     2.25: 1.0 or greater,
     but less than 2.75: 1.0                  0.375%

     LEVEL III
     2.75: 1.0 or greater,
     but less than 3.25: 1.0                  0.500%

     LEVEL IV
     3.25: 1.0 or greater,
     but less than 3.75: 1.0                  0.500%

     LEVEL V
     3.75: 1.0 or greater,
     but less than 4.25:1.0                   0.500%

     LEVEL VI
     4.25:1.0 or greater                      0.500%

The Applicable Percentage shall be determined by reference to the ratio in effect from time to time; PROVIDED, HOWEVER, that (A) no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the chief financial officer of the Parent

Guarantor demonstrating such ratio and (B) the Applicable Percentage shall be at Level VI until the Parent Guarantor has delivered the financial statements for the fiscal quarter ended February 1, 2000 and for so long as the Parent Guarantor has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

     "ARRANGER" means Salomon Smith Barney Inc.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

     "ASSUMING LENDER" has the meaning specified in Section 2.17(d). "ASSUMPTION AGREEMENT" has the meaning specified in Section 2.17(d)(ii).

     "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

     "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

          (b) 1/2 of 1% per annum above the Federal Funds Rate.

     "BASE RATE  ADVANCE"  means an Advance  that bears  interest as provided in
Section 2.07(a)(i).

     "BORROWERS" has the meaning specified in the recital of parties to this Agreement.

     "BORROWERS' ACCOUNT" means the account of the Borrowers maintained by the Borrowers with Citibank at its office at 399 Park Avenue, New York, New York 10043, with the account number so designated on Schedule II, or such other account as the Borrowers shall specify in writing to the Administrative Agent.

     "BORROWING" means a Working Capital Borrowing or a Swing Line Borrowing.

     "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of Exhibit I hereto, duly certified by the chief financial officer of the Parent Guarantor.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus
(b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

     "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

     "CASH CONCENTRATION ACCOUNT" has the meaning specified in the Security Agreement.

     "CASH EQUIVALENTS" means any of the following, to the extent owned by the Parent Guarantor or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (a) any Person (other than Jeffrey McKeever) or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934), directly or indirectly, of Voting Stock of the Parent Guarantor (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Parent Guarantor; or (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Parent Guarantor shall cease for any reason to constitute a majority of the board of directors of the Parent Guarantor; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent Guarantor or (d) Jeffrey McKeever shall sell more than 50% of his ownership of the combined voting power of the Voting Stock of the Parent Guarantor.

     "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

     "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

     "COLLATERAL DOCUMENTS" means the Security Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

     "COMMITMENT" means a Working Capital Commitment or a Letter of Credit Commitment.

     "COMMITMENT DATE" has the meaning specified in Section 2.17(b).

     "COMMITMENT INCREASE" has the meaning specified in Section 2.17(a).

     "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties.

     "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

     "CONSOLIDATING" refers to the presentation of the Consolidated financial statements of the Parent Guarantor and the Consolidated financial statements of each Borrower.

     "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

     "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such

Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

     "DEBT/EBITDA RATIO" means, at any date of determination, the ratio of (a) the average Consolidated total Debt for Borrowed Money of the Parent Guarantor and its Subsidiaries as at the end of each week ended within the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or
(c), as the case may be, to (b) Consolidated EBITDA of the Parent Guarantor and its Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

     "DEBT FOR BORROWED MONEY" of any Person means all Debt of the types described in clauses (a) through (e) of the definition of "Debt" less amounts on deposit in the Cash Concentration Account.

     "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "DEFAULT TERMINATION NOTICE" has the meaning specified in Section 2.01(c).

     "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrowers pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to
Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to
Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

     "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to
Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank pursuant to
Section 8.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

     "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, owes a Defaulted Advance or a Defaulted Amount.

     "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(e).

     "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

     "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary.

     "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) interest expense (including implied interest expenses incurred under the Receivables Sales Agreement and flooring subsidies, in each case determined on a basis consistent with past practice),
(c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) extraordinary, non-recurring, transactional or unusual losses deducted in calculating net income less extraordinary, non-recurring, transactional or unusual gains added in calculating net income and (g) any non-cash expenses, non-cash losses or other non-cash charges resulting from the writedown in the valuation of any assets in each case of the Parent Guarantor and its Subsidiaries, determined in accordance with GAAP for such period. The amounts referred to in clauses (f) and (g) are agreed to be $152,298,000 and $5,411,000 for the second and third quarters of Fiscal Year 1999, respectively.

     "ELIGIBLE ASSIGNEE" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $2,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $2,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $2,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v);
(vi) the central bank of any country that is a member of the OECD; (vii) a finance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business and having a combined capital and surplus of at least $250,000,000 and (viii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to
Section 9.07, the Parent Guarantor, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Parent Guarantor, such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

     "ELIGIBLE CASH" means only such cash or Cash Equivalents of the Borrowers as is on deposit in the Cash Concentration Account

     "ELIGIBLE COLLATERAL" means, collectively, Eligible Inventory, Eligible Receivables and Eligible Cash.

     "ELIGIBLE INVENTORY" means only such Inventory of the Loan Parties as the Administrative Agent, in its sole discretion, shall from time to time elect to consider Eligible Inventory for purposes of this Agreement. The value of such Inventory shall be determined by the Administrative Agent in its sole discretion exercised commercially reasonably in accordance with customary business practices and taking into consideration, among other factors, the lowest of its cost, its book value determined in accordance with GAAP and its liquidation value. The following classes of Inventory shall not be Eligible Inventory:

          (a) Inventory that is obsolete, unusable or otherwise unavailable for sale;

          (b) Inventory with respect to which the representations and warranties set forth in the Collateral Documents applicable to Inventory are not true and correct;

          (c) Inventory consisting of promotional, marketing, packaging or shipping materials and supplies;

          (d) Inventory that fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

          (e) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom any Loan Party has received notice of a dispute in respect of any such agreement;

          (f) Inventory located outside the United States;

          (g) Inventory that is not in the possession of or under the sole control of the Loan Parties; and

          (h) Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

     "ELIGIBLE RECEIVABLES" means only such Receivables of the Loan Parties as the Administrative Agent, in its sole discretion, shall from time to time elect to consider Eligible Receivables for purposes of this Agreement. The value of such Receivables shall be determined by the Administrative Agent in its sole discretion exercised commercially reasonably in accordance with customary business practices and taking into consideration, among other factors, their book value determined in accordance with GAAP. Not withstanding the foregoing, none of the following classes of Receivables shall be Eligible Receivables:

          (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the business of the Loan Parties;

          (b) Receivables on terms other than those normal or customary in the business of the Loan Parties;

          (c) Receivables owing from any Person that is an Affiliate of any Loan Party or any of its Subsidiaries;

          (d) Receivables more than 90 days past the original invoice date or more than 60 days past the date due;

          (e) Receivables owing from any Person from which an aggregate amount of more than 50% of the Receivables owing is more than 60 days past due;

          (f) Receivables owing from any Person that (i) has disputed liability for any Receivable owing from such Person or (ii) has otherwise asserted any claim, demand or liability against any Loan Party or any of its Subsidiaries, whether by action, suit, counterclaim or otherwise;

          (g) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 6.01(f);

          (h) Receivables (i) owing from any Person that is also a supplier to or creditor of any Loan Party or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling any Loan Party to discounts on future purchase therefrom;

          (i) Receivables arising out of sales to account debtors outside the United States;

          (j) Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

          (k) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any State thereof unless the applicable Loan Party shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar State legislation and the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such account debtor;

          (l)   Receivables   the  full  and   timely   payment   of  which  the
     Administrative Agent in its sole discretion believes to be doubtful; and

          (m) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

     "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "EQUIPMENT" means all Equipment referred to in Section 1(a) of the Security Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or
(ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA
(including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

     "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

     "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

     "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

     "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

     "EXISTING DEBT" has the meaning specified in Section 4.01(t) hereof.

     "FACILITY" means the Working Capital Facility, the Swing Line Facility or the Letter of Credit Facility.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by

Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FEE LETTER" means the fee letter dated October 28, 1999 between the Parent Guarantor and the Administrative Agent, as amended.

     "FISCAL YEAR" means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on the Sunday nearest to October 31 in any calendar year.

     "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated EBITDA minus Capital Expenditures to (b) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money (including expenses incurred under the Receivables Sales Agreements and flooring subsidies, in each case determined on a basis consistent with past practice), in each case, of or by the Parent Guarantor and its Subsidiaries during the applicable period most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

     "FLOOR PLANNING ARRANGEMENTS" means the (i) Agreement for Inventory Financing dated October 28, 1999 between IBM Credit Corporation, MicroAge Computer Centers, Inc., MTS Holding Company, MicroAge Technology Services, L.L.C. and Pinacor, (ii) Agreement for Wholesale Financing dated September 25, 1998 between Finova Capital Corporation and Pinacor, MicroAge Computer Centers, Inc., and MicroAge, Inc., and (iii) inventory financing arrangement between Hewlett-Packard Company, MicroAge, Inc., MicroAge Computer Centers, Inc. and
Pinacor for the purchase by MicroAge Computer Centers, Inc. and Pinacor of inventory and equipment bearing the trademark or tradename of Hewlett-Packard Company or any of its Subsidiaries or Affiliates or manufactured by or sold by Hewlett-Packard Company or any of its Subsidiaries or Affiliates; as each of the foregoing agreements and arrangements may from time to time be amended, supplemented or otherwise modified as permitted in, and in accordance with, the terms of this Agreement.

     "FLOORING LETTER OF CREDIT" means a Standby Letter of Credit issued to a creditor under a Floor Planning Arrangement in substantially the form of Exhibit J hereto.

     "FOREIGN SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

     "GAAP" has the meaning specified in Section 1.03.

     "GUARANTIES" means the Parent Guaranty and the Subsidiary Guaranty.

     "GUARANTORS" means the Parent Guarantor and the Subsidiary Guarantors.

     "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

     "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

     "IMMATERIAL SUBSIDIARY" means any Subsidiary of the Parent Guarantor the total assets of which do not exceed $25,000.

     "INCREASE DATE" has the meaning specified in Section 2.17(a).

     "INCREASING   LENDER"  has  the  meaning   specified  in  Section  2.17(c).
"INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

     "INFORMATION MEMORANDUM" means the information memorandum dated October 4, 1999 used by the Arranger in connection with the syndication of the Commitments.

     "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

     "INITIAL ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

     "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

     "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "INTERCREDITOR AGREEMENT" has the meaning specified in Section 3.01(a)(xi).

     "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrowers pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrowers pursuant to the provisions below. The duration of each such Interest Period shall be (except as provided for in Section 2.02(c)) one, two, three or six months, as the Borrowers may, upon notice received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

          (a) the Borrowers may not select any Interest Period that ends after the Termination Date;

          (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

          (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended
from  time  to  time,  and  the  regulations   promulgated  and  rulings  issued
thereunder.

     "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreement.

     "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities or the assets comprising a division or a business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

     "ISSUING BANK" means the Initial Issuing Bank and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their  terms  all of the  obligations  that by the terms of this  Agreement  are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

     "L/C CASH COLLATERAL ACCOUNT" means the collateral account with Citibank, N.A., at its office at 399 Park Avenue, New York, New York 10043, in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent.

     "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(c)(ii).

     "LENDER PARTY" means any Lender, the Issuing Bank or the Swing Line Bank.

     "LENDERS" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

     "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.03(c).

     "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

     "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to
Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the amount of the Issuing Bank's Letter of Credit Commitment at such time and (b) $150,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "LETTERS OF CREDIT" has the meaning specified in Section 2.01(c).

     "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement,
(ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement and (vii) each Intercreditor Agreement and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement,
(vii) each Secured Hedge Agreement and (viii) each Intercreditor Agreement, in each case as amended.

     "LOAN PARTIES" means the Borrowers and the Guarantors.

     "LOAN VALUE" means, with respect to any Eligible Collateral, an amount equal to (a) with respect to Eligible Receivables, up to 85% of the value of Eligible Receivables; (b) with respect to Eligible Inventory, up to 75% of the value of Eligible Inventory less than 90 days old plus up to 50% of Eligible Inventory over 90 days old less a liquidation reserve of $30,000,000; and (c) with respect to Eligible Cash, up to 99% of the value of Eligible Cash, or, in each case, such lower percentage of the value of any item of Eligible Collateral determined by the Administrative Agent in its sole discretion exercised commercially reasonably in accordance with customary business practice, PROVIDED that the Administrative Agent shall give five Business Days notice of any change in the foregoing percentages.

     "MARGIN STOCK" has the meaning specified in Regulation U.

     "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any of the Parent Guarantor, the Parent Guarantor and its Subsidiaries taken as a whole, MTS, MTS and its Subsidiaries taken as a whole, Pinacor or Pinacor and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any of the Parent Guarantor, the Parent Guarantor and its Subsidiaries taken as a whole, MTS, MTS and its Subsidiaries taken as a whole, Pinacor or Pinacor and its Subsidiaries taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or
(c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

     "MORTGAGES" has the meaning specified in Section 3.01(a)(xvii).

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE  EMPLOYER  PLAN"  means a single  employer  plan,  as  defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of capital stock or other ownership or profit interest (including, without limitation, any capital contribution) or any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary closing costs, brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; PROVIDED, HOWEVER, that in the case of taxes that are deductible under clause
(b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, PROVIDED FURTHER, HOWEVER, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

     "NOTE" means a promissory note of the Borrowers payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness to such Lender resulting from the Working Capital Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

     "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

     "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

     "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(c).

     "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 2.02(b).

     "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(c). "NPL" means the National Priorities List under CERCLA.

     "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

     "OECD" means the Organization for Economic Cooperation and Development.

     "OPEN YEAR" has the meaning specified in Section 4.01(r)(ii).

     "OTHER TAXES" has the meaning specified in Section 2.12(b).

     "PARENT GUARANTOR" has the meaning specified in the recital of parties to this Agreement.

     "PARENT  GUARANTY" means the guaranty of the Parent  Guarantor set forth in
Article VII of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

     "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

     "PLEDGED DEBT" has the meaning specified in the Security Agreement.

     "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

     "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of such amount TIMES a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Working Capital Commitment as in effect immediately prior to such termination) and the denominator of which is the Working Capital Facility at such time (or, if the Commitments shall have been terminated pursuant to Section
2.05 or 6.01, the Working Capital Facility as in effect immediately prior to such termination).

     "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

     "RECEIVABLES  SALES  AGREEMENT"  means the Purchase  Agreement  dated as of
April  30,  1997,   between  MicroAge  Computer  Centers,   Inc.,   Pinacor  and
NationsCredit Commercial Corporation of America dba MicroAge National Credit.

     "REDEEMABLE" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

     "REGISTER" has the meaning specified in Section 9.07(d).

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "RELATED DOCUMENTS" means any intercompany notes issued pursuant to Section 5.02(b)(ii), each agreement included in the Floor Planning Arrangements and each Flooring Letter of Credit.

     "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding at least a majority in interest of the aggregate of Working Capital Commitments PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Working Capital Commitments.

     "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

     "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

     "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

     "SECURED PARTIES" means the Agents, the Lender Parties and the Hedge Banks.

     "SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

     "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "SUBSIDIARY GUARANTORS" means all Subsidiaries of the Parent Guarantor and each other Subsidiary of any of them that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j) or Section 5.01(k).

     "SUBSIDIARY GUARANTY" means a guaranty in substantially the form of Exhibit E, together with each other guaranty delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     "SURVIVING DEBT" has the meaning specified in Section 3.01(c).

     "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(b) or (b) any Lender pursuant to Section 2.02(b).

     "SWING LINE BANK" means Citibank.

     "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(b) or the Lenders pursuant to Section 2.02(b).

     "SWING LINE FACILITY" has the meaning specified in Section 2.01(b).

     "TAX CERTIFICATE" has the meaning specified in Section 5.03(k)

     "TAXES" has the meaning specified in Section 2.12(a).

     "TERMINATION DATE" means the earlier of October 31, 2002 and the date of termination in whole of the Working Capital Commitments and the Letter of Credit Commitment pursuant to Section 2.05 or 6.01.

     "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrowers or any of their respective Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

     "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

     "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

     "UNUSED WORKING CAPITAL COMMITMENT" means, with respect to any Lender at any time, (a) such Lender's Working Capital Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount of all Working Capital Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time PLUS (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time other than any such Letter of Credit Advance which, at or prior to such time, has been assigned in part to such Lender pursuant to
Section 2.03(c) and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(b) and outstanding at such time other than any such Swing Line Advance which, at or prior to such time, has been assigned in part to such Lender pursuant to Section 2.02(b).

     "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

     "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     "WORKING CAPITAL ADVANCE" has the meaning specified in Section 2.01(a).

     "WORKING CAPITAL BORROWING" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Lenders.

     "WORKING CAPITAL COMMITMENT" means, with respect to any Lender at any time,
(a) the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment", (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05 or increased pursuant to Section 2.17.

     "WORKING CAPITAL FACILITY" means, at any time, the aggregate amount of the Lenders' Working Capital Commitments at such time.

     SECTION 1.02. COMPUTATION OF TIME PERIODS; OTHER DEFINITIONAL PROVISIONS. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

     SECTION 2.01. THE ADVANCES AND THE LETTERS OF CREDIT. (a) THE WORKING CAPITAL ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "WORKING CAPITAL ADVANCE") to the Borrowers jointly from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Working Capital Advances made simultaneously by the Lenders ratably according to their Working Capital Commitments. Within the limits of each Lender's Unused Working Capital Commitment in effect from time to time, the Borrowers may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

     (b) THE SWING LINE ADVANCES. The Borrowers may jointly request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrowers jointly from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $50,000,000 (the "SWING LINE FACILITY") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Working Capital Commitments of the Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $250,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrowers may borrow under this Section 2.01(b), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

     (c) LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "LETTERS OF CREDIT") for the joint account of the Borrowers from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit at any time not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Working Capital Commitments of the Lenders at such time. No Letter of Credit (other than a Flooring Letter of Credit) shall have an expiration date (including all rights of the Borrowers or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date (or, in the case of a Flooring Letter of Credit, later than five days before the Termination Date) and (A) in the case of a Standby Letter of Credit (other than a Flooring Letter of Credit), six months after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrowers (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; PROVIDED that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the Borrowers or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; PROVIDED, HOWEVER, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrowers, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Each Standby Letter of Credit shall contain a provision authorizing the Issuing Bank to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a "DEFAULT TERMINATION NOTICE") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(c).

     SECTION  2.02.  MAKING THE  ADVANCES.  (a) Except as otherwise  provided in
Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 12:00 noon (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrowers jointly to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrowers by crediting the Borrowers' Account; PROVIDED, HOWEVER, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

     (b) Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrowers jointly to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrowers by crediting the Borrowers' Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. Each Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, PROVIDED that notice of such demand is given not later than 1:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

     (c) Anything in subsection (a) above to the contrary notwithstanding, (i) except as provided below, the Borrowers may not select Eurodollar Rate Advances for the initial Borrowing hereunder and for the period from the date hereof to March 31, 2000 (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrowers and the Lenders) or for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) Eurodollar Rate Advances may not be outstanding as part of more than ten separate Borrowings; PROVIDED, HOWEVER, the Borrowers may select Eurodollar Rate Advances for the period from the Initial Extension of Credit through December 31, 1999 if the duration of the Interest Period for such Eurodollar Rate Advance is one or two weeks and for the period from December 31, 1999 through March 31, 2000 if the duration of the Interest Period for such Eurodollar Rate Advance is one week, two weeks or one month.

     (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

     (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT. (a) REQUEST FOR ISSUANCE. (i) Each Letter of Credit other than a Flooring Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the tenth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrowers jointly to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit other than a Flooring Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrowers for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and
(y) it has not received notice of objection to such issuance from the Required Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrowers at its office referred to in Section 9.02 or as otherwise agreed with the Borrowers in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

     (ii) Each Flooring Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the second Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrowers to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex or telecopier. Each Notice of Issuance for a Flooring Letter of Credit shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) initial Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit and (D) name and address of the beneficiary of such Letter of Credit, which shall be a party to a Floor Planning Arrangement and to an Intercreditor Agreement. Each Flooring Letter of Credit shall be substantially in the form of Exhibit J hereto and shall provide for a variable Available Amount to be determined by reference to a certificate to be delivered by the Parent Guarantor to the Administrative Agent and the Issuing Bank within two days after the end of each week. If it has not received notice of objection to such issuance from the Required Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Flooring Letter of Credit available to the Borrowers at its office referred to in Section 9.02 or as otherwise agreed with the Borrowers in connection with such issuance.

     (b) LETTER OF CREDIT REPORTS. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week, drawings during such week under all Letters of Credit and the aggregate Available Amount of all Letters of Credit outstanding during such week, (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

     (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. Each Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, PROVIDED that notice of such demand is given not later than 1:00 P.M. (New York City time) on such Business Day, or
(ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

     (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in
Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

     SECTION 2.04. REPAYMENT OF ADVANCES. (a) WORKING CAPITAL ADVANCES. The Borrowers shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Working Capital Advances then outstanding.

     (b) SWING LINE ADVANCES. The Borrowers shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

     (c) LETTER OF CREDIT ADVANCES. (i) The Borrowers shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

          (ii) The Obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrowers is without prejudice to, and does not constitute a waiver of, any rights the Borrowers might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrowers thereof):

               (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

               (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrowers in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

               (C) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of a Letter of

          Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

               (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

               (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrowers in respect of the L/C Related Documents; or

               (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers, any Guarantor or any other guarantor.

     SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. The Borrowers may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Working Capital Commitments; PROVIDED, HOWEVER, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Facility.

     (b) MANDATORY. (i) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

          (ii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

     SECTION 2.06. PREPAYMENTS. (a) OPTIONAL. The Borrowers may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrowers shall also pay any amounts owing pursuant to Section 9.04(c).

     (b) MANDATORY. (i) The Borrowers shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i) or (ii) of Section 5.02(e)), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)) and (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any capital stock or other ownership or profit interest (including, without limitation, any capital contribution), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied as set forth in clause (iv) below.

          (ii) The Borrowers shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Working Capital Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of (x) the Working Capital Facility and (y) the Loan Value of Eligible Collateral on such Business Day MINUS $20,000,000.

          (iii) The Borrowers shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

          (iv) Prepayments of the Working Capital Facility made pursuant to clause (i) and (ii) above shall be FIRST applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, SECOND applied to prepay Swing Line Advances then outstanding until such Advances are paid in full and THIRD applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full.

          (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

     SECTION 2.07. INTEREST. (a) SCHEDULED INTEREST. The Borrowers shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time PLUS (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance PLUS (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

     (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the Borrowers shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

     (c)  NOTICE  OF  INTEREST  RATE.  Promptly  after  receipt  of a Notice  of
Borrowing  pursuant  to Section  2.02(a),  a notice of  Conversion  pursuant  to
Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrowers and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

     SECTION 2.08. FEES. (a) COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Borrowing hereunder, thereafter quarterly on the last day of each March, June,

September and December, commencing December 31, 1999, and on the Termination Date, at the rate equal to the Applicable Percentage from time to time on the average daily Unused Working Capital Commitment of such Lender PLUS its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter other than any such Swing Line Advances which have been assigned in part to such Lender pursuant to Section 2.03(c); PROVIDED, HOWEVER, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

     (b) LETTER OF CREDIT FEES, ETC. (i) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 1999, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of Letters of Credit outstanding from time to time at the rate equal to the Applicable Letter of Credit Fee from time to time.

          (ii) The Borrowers shall pay to the Issuing Bank, for its own account a fronting fee, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 1999, and on the Termination Date, on the average daily aggregate Available Amount during such quarter of Letters of Credit outstanding from time to time at the rate of 0.375% per annum.

     (c) AGENTS' FEES. The Borrowers jointly and severally agree pay to each Agent for its own account such fees as may from time to time be agreed in writing between the Parent Guarantor and such Agent.

     SECTION 2.09. CONVERSION OF ADVANCES. (a) OPTIONAL. The Borrowers may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no
Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such
Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrowers.

     (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (ii) If the Borrowers shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrowers and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     SECTION 2.10. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending
Office or any political subdivision thereof), then the Borrowers jointly and severally agree from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), to pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrowers jointly and severally agree to pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrowers by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

     (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

     (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor or, if required by applicable law, immediately, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

     SECTION 2.11. PAYMENTS AND COMPUTATIONS. (a) The Borrowers shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrowers is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrowers is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.17, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an

Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to any Lender Party hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.12. TAXES. (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable by the Borrowers shall be increased as may be necessary so that after the Borrowers and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make all such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrowers shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by the Borrowers hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

     (c) The Borrowers jointly and severally agree to indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrowers through an account or branch outside the United States or by or on behalf of the Borrowers by a payor that is not a United States person, if the Borrowers determine that no Taxes are payable in respect thereof, the Borrowers shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrowers (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrowers with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of

United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; PROVIDED, HOWEVER, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender Party has failed to provide the Borrowers with the appropriate form described in subsection (e) above (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section
2.12 with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

     SECTION 2.13. SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrowers in the amount of such participation.

     SECTION 2.14. USE OF PROCEEDS. The proceeds of the Advances and issuances of Letters of Credit shall be available (and each Borrowers agrees that it shall use such proceeds and Letters of Credit) solely to pay transaction fees and expenses, refinance certain Existing Debt, provide working capital for the Borrowers and their respective Subsidiaries and for general business purposes.

     SECTION 2.15.  DEFAULTING LENDERS.  (a) In the event that, at any one time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrowers and (iii) the Borrowers shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrowers may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrowers to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrowers shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrowers shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrowers shall notify the Administrative Agent at any time the Borrowers exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted

Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrowers to or for the account of such Defaulting Lender which is paid by the Borrowers, after giving effect to the amount set off and otherwise applied by the Borrowers pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

     (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrowers shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender
Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrowers to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrowers shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

               (i) FIRST, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

               (ii) SECOND, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

               (iii) THIRD, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrowers for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

     (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrowers, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrowers or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such
Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

               (i) FIRST, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such amounts then due and payable to the Agents;

               (ii) SECOND, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such amounts then due and payable to the Issuing Bank and the Swing Line Bank;

               (iii) THIRD, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

               (iv) FOURTH, to the Borrowers for any Advance then required to be made by such Defaulting Lender to the Borrowers pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

     (d) The rights and remedies against a Defaulting  Lender under this Section
2.15 are in addition to other rights and remedies that the Borrowers may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

     SECTION 2.16. EVIDENCE OF DEBT. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. Each Borrower agrees that upon notice by any Lender Party to the Borrowers (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrowers shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note in substantially the form of Exhibit A hereto, payable to the order of such Lender Party in a principal amount equal to the Working Capital Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender Party's share thereof.

     (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; PROVIDED, HOWEVER, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

     SECTION 2.17. INCREASE IN THE AGGREGATE WORKING CAPITAL COMMITMENTS. (a) The Borrowers may, at any time prior to the Termination Date, with the consent of the Administrative Agent (not to be unreasonably withheld), request that the aggregate amount of the Working Capital Commitments be increased by an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (each a "COMMITMENT INCREASE") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "INCREASE DATE") as specified in the related notice to the Administrative Agent; PROVIDED, HOWEVER that (i) in no event shall the aggregate amount of the Commitment Increases exceed $50,000,000 and (ii) on the date of any request by the Borrowers for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied.

     (b) The Administrative Agent shall promptly notify such Eligible Assignees as it shall identify of a request by the Borrowers for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Working Capital Commitments (the "COMMITMENT DATE"). The requested Commitment Increase shall be allocated among the Eligible Assignees willing to participate therein in such amounts as are agreed between the Borrowers and the Administrative Agent.

     (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrowers as to the amount, if any, by which the Eligible Assignees are willing to participate in the requested Commitment Increase; PROVIDED, HOWEVER, that the Working Capital Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (d) On each Increase Date, each Eligible Assignee that is not prior to such date a Lender hereunder and accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(c) (each such Eligible Assignee, an "ASSUMING LENDER") shall become a Lender party to this Agreement as of such Increase Date and the Working Capital Commitment of each Eligible Assignee that prior to such date is a and accepts an offer to participate in such a requested Commitment Increase (an "INCREASING LENDER") shall be so increased (or established) by such amount as of such Increase Date; PROVIDED, HOWEVER, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

               (i) (A) certified copies of resolutions of the Board of Directors of each of the Borrowers or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement, (B) a consent executed by each Guarantor approving the Commitment Increase and the corresponding modifications to this Agreement and (C) an opinion of counsel for the Borrowers (which may be in-house counsel), in substantially the form of Exhibit G hereto;

               (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrowers and the Administrative Agent (each an "ASSUMPTION AGREEMENT"), duly executed by such Eligible Assignee, the Administrative Agent and the Borrowers; and

               (iii) confirmation from each Increasing Lender of the increase in the amount of its Working Capital Commitment in a writing satisfactory to the Borrowers and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrowers, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

     SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

          (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

               (i) The Notes payable to the order of the Lenders to the extent requested in accordance with Section 2.16.

               (ii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                    (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                    (B) acknowledgment copies of proper financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the

               Security Agreement, covering the Collateral described in the Security Agreement,

                    (C) completed  requests for information,  dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                    (D) evidence of the  completion of all other  recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                    (E) evidence of the  insurance  required by the terms of the
               Security Agreement,

                    (F) copies of the  Assigned  Agreements  referred  to in the
               Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                    (G) the Pledged Account Letters  referred to in the Security
               Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

                    (H) evidence  that all other action that the  Administrative
               Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

               (iii) A guaranty in substantially the form of Exhibit E hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SUBSIDIARY GUARANTY"), duly executed by each Subsidiary Guarantor.

               (iv) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate or other action and governmental and other third party approvals and consents, if any, with respect to the transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party.

               (v) A copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party (other than any Loan Party that is an Immaterial Subsidiary or Foreign Subsidiary), dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in his office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in his office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.

               (vi) A copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party (other than any Loan Party that is an Immaterial Subsidiary or Foreign Subsidiary), dated reasonably near the date of the Initial Extension of Credit, stating that such Loan Party is duly qualified and in good standing in such State and has filed all annual reports required to be filed to the date of such certificate.

               (vii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to
          (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in
          Section 3.01(a)(v), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (viii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (ix) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the

          Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

               (x) Certificates in substantially the form of Exhibit F hereto attesting to the Solvency of each Loan Party after giving effect to the transactions contemplated by the Transaction Documents, from its chief financial officer.

               (xi)  An   Intercreditor   Agreement,   in  form  and   substance
          satisfactory to the Lender Parties (as amended, to the extent permitted under the Loan Documents, or replaced in accordance with
          Section 5.02(b)(iii)(I) the "INTERCREDITOR AGREEMENT"), among the Collateral Agent, the applicable Borrower and each respective secured creditor of such Borrower, duly executed by each such secured creditor of such Borrower and such Borrower.

               (xii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations  under  Plans,  Multiemployer  Plans  and  Welfare  Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated November 1, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit), pro forma financial statements as to the Parent Guarantor and forecasts prepared by management of the Parent Guarantor, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date.

               (xiii) A letter, in form and substance satisfactory to the Administrative Agent, from the Parent Guarantor to PricewaterhouseCoopers LLC, its independent certified public accountants, advising such accountants that the Agents and the Lender Parties have been authorized to exercise all rights of the Parent Guarantor to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Parent Guarantor and its Subsidiaries and directing such accountants to comply with any reasonable request of any Agent or any Lender Party for such information.

               (xiv) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance.

               (xv) Certified copies of each employment agreement and other compensation arrangement with each executive officer of any Loan Party or any of its Subsidiaries.

               (xvi) A Notice of Borrowing or Notice of Issuance, as applicable, and a Borrowing Base Certificate relating to the Initial Extension of Credit.

               (xvii) Deeds of trust, trust deeds and mortgages in substantially the form of Exhibit E hereto and covering the properties listed on
          Schedule 4.01(t) (together with each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

               (xviii) A favorable opinion of Snell & Wilmer, counsel for the Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

               (xix) A favorable opinion of Lionel, Sawyer & Collins, Ballard Spahr Andrews & Ingersoll, Schumaker, Loop and Kendrick, LLP, Winstead, Sechrest & Minick, P.C., local counsel to the Lender Parties in Nevada, New Jersey, Ohio and Texas, respectively, in substantially the form of Exhibit H hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

          (b) The Lender Parties shall be satisfied with the legal structure and capitalization of each Loan Party and each of its Subsidiaries the capital stock of which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of capital stock or other equity interest of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (c) The Lender Parties shall be satisfied that all Existing Debt, other than the Debt identified on Schedule 4.01(u) hereto (the "SURVIVING DEBT"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all such Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

          (d) Before giving effect to the transactions contemplated by the Transaction Documents and except as disclosed in the Parent Guarantor's quarterly report on Form 10-Q for the quarter ended August 1, 1999 or otherwise disclosed to the Lender Parties in writing prior to the date hereof, there shall have occurred no Material Adverse Change since November 1, 1998.

          (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the or the other transactions contemplated by the Transaction Documents, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on
     Schedule 4.01(f) hereto.

          (f) All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Transaction Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Transaction Documents or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (g) The Lender Parties shall have completed a due diligence investigation of the Parent Guarantor and its Subsidiaries in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Parent Guarantor and its Subsidiaries as they shall have requested.

          (h) The Borrowers shall have paid all accrued fees of the Agents and the Lender Parties and all reasonable accrued expenses of the Agents (including the reasonable accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

          (i) The Lender Parties shall be satisfied with the Parent Guarantor's and each Borrower's management.

          (j) The Borrowers shall have entered into one or more committed inbound inventory flooring arrangements for an amount not less than $250,000,000 and for a term ending no earlier than the Termination Date and with terms and conditions satisfactory to the Lender Parties, and the Lender Parties shall be satisfied with the terms and conditions of each other inbound inventory flooring arrangement to which any Loan Party is a party.

     SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING, INCREASE DATE, ISSUANCE AND INCREASE OF AVAILABLE AMOUNT. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing) and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance), renew a Letter of Credit or increase the Available Amount of a Flooring Letter of Credit, the right of the Borrowers to request a Swing Line Borrowing and each Commitment Increase shall be subject to the further conditions precedent that on the date of such Borrowing, issuance, renewal or increase (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance, Notice of Renewal, request for increase in Available Amount or request for Commitment Increase and the acceptance by the Borrowers of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrowers that both on the date of such notice and on the date of such Borrowing, issuance, renewal or increase or such Increase Date such statements are true):

               (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing, issuance, renewal or increase and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance, renewal or increase, in which case as of such specific date;

               (ii) no Default has occurred and is continuing, or would result from such Borrowing, issuance, renewal or increase or from the application of the proceeds therefrom; and

               (iii) for each Working Capital Advance or Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit or increase in the Available Amount of a Flooring Letter of Credit,
          (A) the sum of the Loan Values of the Eligible Collateral MINUS $20,000,000 exceeds (B) the aggregate principal amount of the Working Capital Advances PLUS Swing Line Advances PLUS Letter of Credit Advances to be outstanding PLUS the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance, issuance, renewal or increase, respectively;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

     SECTION 3.03. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS AND THE PARENT GUARANTOR. Each Borrower and the Parent Guarantor represents and warrants as follows:

          (a) Each Loan Party and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified as a foreign corporation, foreign limited liability company or foreign limited partnership, as the case may be, and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of each Loan Party's Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

          (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the transactions contemplated by the Transaction Documents, are within such Loan Party's powers, have been duly authorized by all necessary corporate or other action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or
     (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

          (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) The Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as at November 1, 1998, and the related Consolidated statements of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PricewaterhouseCoopers LLC, independent public accountants, and the Consolidated and Consolidating balance sheets of the Parent Guarantor and its Subsidiaries as at August 1, 1999, and the related Consolidated and Consolidating statements of income and

     Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Parent Guarantor, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at August 1, 1999, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated and Consolidating financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the Consolidated and Consolidating results of operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and, except as disclosed in the Parent Guarantor's quarterly report on Form 10-Q for the quarter ended August 1, 1999 or otherwise disclosed to the Lender Parties in writing prior to the date hereof, since November 1, 1998, there has been no Material Adverse Change.

          (h) The Consolidated and Consolidating pro forma balance sheets of the Parent Guarantor and its Subsidiaries as at September 30, 1999, and the related Consolidated and Consolidating pro forma statements of income and cash flows of the Parent Guarantor and its Subsidiaries for the eleven months then ended, certified by the chief financial officer of the Parent Guarantor, copies of which have been furnished to each Lender Party, fairly present the Consolidated and Consolidating pro forma financial condition of the Parent Guarantor and its Subsidiaries as at such date and the Consolidated and Consolidating pro forma results of operations of the Parent Guarantor and its Subsidiaries for the period ended on such date, in each case giving effect to the transactions contemplated by the Transaction Documents, all in accordance with GAAP.

          (i) The Consolidated and Consolidating forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xvi) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor best estimate of its future financial performance.

          (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (k) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" or a "holding company", as such terms are defined int he Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

          (n) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

          (o) Each Loan Party (other than each Loan Party that is an Immaterial Subsidiary) is, individually and together with its Subsidiaries, Solvent.

          (p) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

               (ii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

               (iii) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

               (iv) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (q) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (ii) To the best of the Borrowers' knowledge, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and to the best of the Borrowers' knowledge, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in violation of Environmental Laws.

               (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials in violation of Environmental Laws at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (r) (i) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

               (ii) Set forth on Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

               (iii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $7,500,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

               (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $7,500,000. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

          (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the principal amount outstanding thereunder.

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding or, in the case of a revolving credit facility, the aggregate amount of the commitments thereunder, the maturity date thereof and the amortization schedule therefor.

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

          (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (z) The Parent Guarantor has (i) initiated a review and assessment of all material business areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by the Parent Guarantor or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "YEAR 2000 PROBLEM"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, the Parent Guarantor believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (aa) The Parent Guarantor has, independently and without reliance upon the Administrative Agent or any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Parent Guaranty and each other Loan Document to which it is or is to be a party, and the Parent Guarantor has established adequate means of obtaining from each Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such Loan Party.

                                    ARTICLE V

               COVENANTS OF THE BORROWERS AND THE PARENT GUARANTOR

     SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower and the Parent Guarantor will:

          (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

          (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove, mitigate and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent Guarantor or such Subsidiary operates.

          (e) PRESERVATION OF LEGAL EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; PROVIDED, HOWEVER, that the Parent Guarantor and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and PROVIDED FURTHER that neither the Parent Guarantor nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Parent Guarantor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent Guarantor or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent Guarantor, such Subsidiary or the Lender Parties.

          (f) VISITATION RIGHTS. At any reasonable time and from time to time and after providing at least two Business Days prior written notice if no Default shall have occurred and be continuing, permit any of the Agents or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent Guarantor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent Guarantor and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent Guarantor and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Parent Guarantor or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (j) COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrowers shall, in each case at the Borrowers' expense:

               (i) in connection with the formation or acquisition of a Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

               (ii) within 10 days after such request, formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Agent,

               (iii) within 15 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

               (iv) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements and the giving of notices) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

               (v) within 60 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms and as to such other matters as the Collateral Agent may reasonably request,

               (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, PROVIDED, HOWEVER, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

               (vii) upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

               (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

          (k) FURTHER ASSURANCES. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

               (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          (l) PERFORMANCE OF RELATED DOCUMENTS. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

          (m) COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Parent Guarantor or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

          (n) CASH CONCENTRATION ACCOUNT; L/C CASH COLLATERAL ACCOUNT. (i) Maintain, and cause each of its Subsidiaries to maintain, main cash concentration with Citibank and lockbox accounts into which all proceeds of Collateral are paid with one or more banks acceptable to the Collateral Agent that have accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

               (ii) Establish and maintain a L/C Cash Collateral Account upon the Collateral Agent's request.

          (o) INTEREST RATE HEDGING. Enter into prior to April 1, 2000, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than $100,000,000 and providing for such Persons to make payments thereunder for a period of no less than three years to the extent of increases in interest rates greater than 3% above the weighted average Eurodollar Rate on the date hereof.

          (p) CONDITIONS SUBSEQUENT.

               (i) Use its best efforts promptly to deliver to the Administrative Agent within 60 days after the Initial Extension of Credit, in form and substance satisfactory to the Administrative Agent, landlord consents and bailee letters from such Persons as the Administrative Agent may request, providing the Administrative Agent with the right to receive notice of default under the applicable lease, the right to repossess such Inventory at any time, and such other rights as may be reasonably acceptable to the Administrative Agent; and

               (ii) within 30 days after the Initial Extension of Credit, evidence that counterparts of the Mortgages have been duly recorded in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid.

     SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, neither any Borrower nor the Parent Guarantor will, at any time:

          (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent Guarantor or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

               (i) Liens created under the Loan Documents;

               (ii) Permitted Liens;

               (iii) Liens existing on the date hereof and described on Schedule 5.02(a) hereto;

               (iv) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(B); PROVIDED that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

               (v) Liens arising in connection with Floor Planning Arrangements;

               (vi) Liens securing Debt permitted under Section 5.02(b)(iii)(E); and

               (vii)   Liens    securing    Debt    permitted    under   Section
          5.02(b)(iii)(H).

          (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

               (i) in the case of the Borrowers, Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value thereof not to exceed $10,000,000 at any time outstanding;

               (ii) in the case of any Subsidiary of any Borrower, Debt owed to such Borrower or to a wholly owned Subsidiary of such Borrower, PROVIDED that, in each case, such Debt (x) shall constitute Pledged Debt, (y) shall be on terms acceptable to the Administrative Agent and
          (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

               (iii) in the case of the Loan Parties,

                    (A) Debt under the Loan Documents,

                    (B) Capitalized Leases not to exceed in the aggregate $25,000,000 at any time outstanding,

                    (D) the Surviving Debt,

                    (E) Debt secured by a mortgage on the real property  located at 1330 West Southern, Tempe, Arizona in an aggregate principal amount not to exceed $15,000,000,

                    (F) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

                    (G) Debt under the Floor Planning Arrangements,

                    (H) Debt under inventory flooring arrangements provided by a manufacturer of computer equipment, secured by inventory and equipment bearing the trademark or tradename of such manufacturer, provided that

               (x) such manufacturer has entered into an intercreditor agreement with the Administrative Agent in substantially the form of Exhibit K hereto and (y) the aggregate principal amount of such Debt shall not exceed $100,000,000; and

                    (I) Debt extending the maturity of , or refunding or refinancing, in whole or in part, Debt described in clauses (D) and (G) (other than the Floor Planning Arrangement to which IBM Credit Corporation is a party) above, PROVIDED that (1) the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, (2) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Debt being extended, refunded or refinanced and the interest rate applicable to such extending refunding or refinancing Debt does not exceed the then applicable market interest rate, (3) in the case of any Surviving Debt, the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing and (4) in the case of any Floor Planning Arrangement, the creditors thereof shall have entered into Intercreditor Agreements with the Collateral Agent and the applicable Borrower that are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of the Intercreditor Agreement entered into with the creditor of such Floor Planning Arrangement being extended, refunded or refinanced.

          (c) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that any Subsidiary of any Borrower may merge into or consolidate with any other Subsidiary of such Borrower, PROVIDED that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of such Borrower; PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which any Borrower is a party, such Borrower is the surviving corporation.

          (e) SALES, ETC., OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

               (i) sales of Inventory in the ordinary course of its business;

               (ii) sales of Receivables in the ordinary course of its business pursuant to the Receivables Sales Agreement;

               (iii) sales of assets for cash and for fair value in an aggregate amount not to exceed $10,000,000 in any Fiscal Year; and

               (iv) the sale of any real property listed on Schedule 4.01(v) for cash and for fair value in a sale-leaseback transaction or otherwise;

         PROVIDED that in the case of sales of assets pursuant to clauses (iii) and (iv) above, the Borrowers shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(i), as specified therein.

          (f) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except,

               (i) Investments by the Parent Guarantor and its Subsidiaries in their Subsidiaries outstanding on the date hereof;

               (ii) loans and advances to employees in the ordinary course of the business of the Parent Guarantor and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $500,000 at any time outstanding;

               (iii) Investments by the Parent Guarantor and its Subsidiaries in Cash Equivalents in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

               (iv)  Investments  existing on the date hereof and  described  on
          Schedule 4.01(x) hereto;

               (v) Investments by the Borrowers in Hedge Agreements permitted under Section 5.02(b)(i)(A);

               (vi) Investments  consisting of intercompany Debt permitted under
          Section 5.02(b)(ii); and

               (vii) Investments in Subsidiaries not existing on the date hereof that are formed with an initial capitalization of $1,000,000 or less, PROVIDED that the aggregate Investments permitted under this clause (vii) shall not exceed $5,000,000 in any Fiscal Year.

          (g) RESTRICTED PAYMENTS. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Parent Guarantor or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

               (i) the Parent Guarantor may (A) declare and pay dividends and distributions payable only in common stock of the Parent Guarantor and
          (B) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Advances pursuant to Section 2.06(b), purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights,

               (ii) any Subsidiary of any Borrower may (A) declare and pay cash dividends to such Borrower and (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary, (iii) the Borrowers may pay cash dividends or otherwise transfer funds to the Parent Guarantor or MicroAge Computer Centers, Inc. for operating expenses incurred in the normal course of business by the Parent Guarantor or MicroAge Computer Centers, Inc. or paid by the Parent Guarantor or
          MicroAge Computer Centers, Inc. on behalf of the Borrowers. Such expenses include all payroll and benefits costs for all Subsidiaries of the Parent Guarantor, telephone, travel, rent and other occupancy costs, professional expenses, including consulting, audit, accounting and legal expenses, corporate insurance expenses, data processing costs and other operating expenses.

               (iv) the Parent Guarantor and the Borrowers may issue stock options to the directors and employees of such Loan Party.

          (h) AMENDMENTS OF CONSTITUTIVE DOCUMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any material respect.

          (i) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles or (ii) Fiscal Year.

          (j) PREPAYMENTS, ETC., OF DEBT. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to any Borrower.

          (k) AMENDMENT, ETC., OF RELATED DOCUMENTS. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or otherwise amend Sections 2.1, 9.2 or 10 of the Agreement for Inventory Financing dated as of October 28, 1999 between IBM Credit Corporation, MTS Holding Company, MicroAge Computer Centers, Inc., MicroAge Technology Services, L.L.C. and Pinacor, or Section I(A) or (B) of Attachment A thereto , or permit any of its Subsidiaries to do any of the foregoing.

          (m) NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or
     (ii) in connection with (A) any Surviving Debt and (B) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

          (n) PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

          (o)   SPECULATIVE   TRANSACTIONS.   Engage,   or  permit  any  of  its
     Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

          (p) CAPITAL EXPENDITURES. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Parent Guarantor and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

                    Period                                           Amount
                    ------                                           ------

     Fiscal Quarter ended January 31, 2000                        $ 7,400,000
     Two Fiscal Quarters ended April 30, 2000                     $14,800,000
     Three Fiscal Quarters ended July 31, 2000                    $22,200,000
     Four Fiscal Quarters ended October 31, 2000                  $29,600,000
     Fiscal Quarter ended January 31, 2001                        $ 9,300,000
     Two Fiscal Quarters ended April 30, 2001                     $18,600,000
     Three Fiscal Quarters ended July 31, 2001                    $27,900,000
     Four Fiscal Quarters ended October 31, 2001                  $36,200,000
     Fiscal Quarter ended January 31, 2002                        $11,300,000
     Two Fiscal Quarters ended April 30, 2002                     $22,600,000
     Three Fiscal Quarters ended July 31, 2002                    $33,900,000
     Four Fiscal Quarters ended October 31, 2002                  $45,200,000

          (q) FORMATION OF SUBSIDIARIES. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary other than as permitted by Section 5.02(f) (vii).

          (r) LIMITATION ON PAYMENT RESTRICTIONS. Enter into or suffer to exist, or permit any Subsidiary to enter into or suffer to exist, any agreement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its capital stock or make loans or advances to, or otherwise transfer assets to or invest in, the Parent Guarantor or any Subsidiary of the Parent Guarantor (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents.

     SECTION 5.03. REPORTING REQUIREMENTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will furnish to the Agents and the Lender Parties:

          (a) DEFAULT NOTICE. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Parent Guarantor setting forth details of such Default and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

          (b) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the

     Parent Guarantor and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of
     PricewaterhouseCoopers LLC or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Parent Guarantor and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP, (iii) Consolidating balance sheets of the Parent Guarantor and the Borrowers as of the end of such Fiscal Year and Consolidating statements of income and cash flows of the Parent Guarantor and the Borrowers for such Fiscal Year, all in reasonable detail and duly certified by the chief financial officer of the Parent Guarantor as having been prepared in accordance with GAAP and (iv) a certificate of the chief financial officer of the Parent Guarantor stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

          (c) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and Consolidating balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated and Consolidating statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and Consolidating statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Parent Guarantor as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and
     (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

          (d) MONTHLY FINANCIALS. As soon as available and in any event within 30 days after the end of each month, a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such month and Consolidated and Consolidating statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated and Consolidating statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year, all in reasonable detail and duly certified by the chief financial officer or controller of the Parent Guarantor.

          (e) ANNUAL FORECASTS. As soon as available and in any event no later than 45 days after the end of each Fiscal Year, forecasts prepared by management of the Parent Guarantor, in form satisfactory to the
     Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

          (f) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (h) CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this
     Section 5.03.

          (i) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

          (j) REVENUE AGENT REPORTS. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Parent Guarantor is a member aggregating $3,000,000 or more.

          (k) TAX CERTIFICATES. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "TAX Certificate"), signed by the President or the chief financial officer or controller of the Parent Guarantor, stating that the Parent Guarantor has paid to the Internal Revenue Service or other taxing authority the full amount that the Parent Guarantor is required to pay in respect of Federal income tax for such year.

          (l) ERISA. (i) ERISA EVENTS AND ERISA REPORTS. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Parent Guarantor describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

               (ii) PLAN TERMINATIONS. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

               (iii) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or

          (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

               (iv) PLAN ANNUAL REPORTS. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

          (m) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

          (n) REAL PROPERTY. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(v) and 4.01(w) hereto, including an identification of all real and leased property disposed of by the Parent Guarantor or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof, and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

          (o) INSURANCE. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

          (p) BORROWING BASE CERTIFICATE. As soon as available and in any event no later than the close of business on Wednesday of each week, a Borrowing Base Certificate, as at the end of the immediately preceding Monday of such week, certified by the chief financial officer, executive vice president, controller, treasurer or assistant treasurer of the Parent Guarantor.

          (q) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

     SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will:

          (a) DEBT TO EBITDA RATIO. Maintain at all times a Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

                        Period                                 Ratio
                        ------                                 -----

     Four Fiscal Quarters ended January 31, 2000             6.70:1.00
     Four Fiscal Quarters ended April 30, 2000               5.20:1.00
     Four Fiscal Quarters ended July 31, 2000                5.10:1.00
     Four Fiscal Quarters ended October 31, 2000             4.60:1.00
     Four Fiscal Quarters ended January 31, 2001             3.80:1.00
     Four Fiscal Quarters ended April 30, 2001               3.60:1.00
     Four Fiscal Quarters ended July 31, 2001                3.40:1.00
     Four Fiscal Quarters ended October 31, 2001             3.40:1.00
     Four Fiscal Quarters ended January 31, 2002             3.40:1.00
     Four Fiscal Quarters ended April 30, 2002               3.40:1.00
     Four Fiscal Quarters ended July 31, 2002                3.30:1.00

          (b) FIXED CHARGE COVERAGE RATIO. Maintain at all times a Fixed Charge Coverage Ratio of not less than the ratio set forth below for each period set forth below:

                        Period                                 Ratio
                        ------                                 -----

     Fiscal Quarter ended April 30, 2000                     1.00:1.00
     Two Fiscal Quarters ended July 31, 2000                 1.10:1.00
     Three Fiscal Quarters ended October 31, 2000            1.20:1.00
     Four Fiscal Quarters ended January 31, 2001             1.20:1.00
     Four Fiscal Quarters ended April 30, 2001               1.25:1.00
     Four Fiscal Quarters ended July 31, 2001                1.25:1.00
     Four Fiscal Quarters ended October 31, 2001             1.25:1.00
     Four Fiscal Quarters ended January 31, 2002             1.25:1.00
     Four Fiscal Quarters ended April 30, 2002               1.25:1.00
     Four Fiscal Quarters ended July 31, 2002                1.25:1.00

          (c) MINIMUM EBITDA. Maintain at all times EBITDA of the Parent Guarantor and its Subsidiaries not less than the amount set forth below for each period set forth below:

                      Period                                    Amount
                      ------                                    ------

     Fiscal Quarter ended January 31, 2000                   $  7,000,000
     Two Fiscal Quarters ended April 30, 2000                $ 26,000,000

     Three Fiscal Quarters ended July 31, 2000               $ 47,000,000
     Four Fiscal Quarters ended October 31, 2000             $ 70,000,000
     Four Fiscal Quarters ended January 31, 2001             $ 85,000,000
     Four Fiscal Quarters ended April 30, 2001               $ 90,000,000
     Four Fiscal Quarters ended July 31, 2001                $ 95,000,000
     Four Fiscal Quarters ended October 31, 2001             $ 95,000,000
     Four Fiscal Quarters ended January 31, 2002             $ 95,000,000
     Four Fiscal Quarters ended April 30, 2002               $100,000,000
     Four Fiscal Quarters ended July 31, 2002                $105,000,000

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) (i) the Borrowers shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrowers shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
     (ii) within five days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) the Parent Guarantor or any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e),
     (f), (i), (j), or (o), 5.02, 5.03 or 5.04; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which

     (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Parent Guarantor by any Agent or any Lender Party; or

          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $7,500,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries (other than such Loan Party or such Subsidiary that is an Immaterial Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries (other than such Loan Party or such Subsidiary that is an Immaterial Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries (other than such Loan Party or such Subsidiary that is an Immaterial Subsidiary) shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $7,500,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (j) any Collateral Document after delivery thereof pursuant to Section
     3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

          (k) Jeffrey McKeever shall at any time for any reason cease to be active in the management of the Parent Guarantor; or

          (l) a Change of Control shall occur; or

          (m) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $7,500,000; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $7,500,000 or requires payments exceeding $3,000,000 per annum; or

          (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $7,500,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to the Issuing Bank, direct the Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and the Issuing Bank shall deliver such Default Termination Notices; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

     SECTION 6.02. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available
Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII

                                 PARENT GUARANTY

     SECTION 7.01. GUARANTY. (a) The Parent Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each Loan Party now or hereafter existing under the Loan Documents, (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable counsel fees and expenses) incurred by the Administrative Agent or the Lender Parties in enforcing any rights under this Guaranty or any other Loan Documents. Without limiting the generality of the foregoing, the Parent Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by each Loan Party to the Administrative Agent or any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party.

          (b) The Parent Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender Party under this Guaranty or any other guaranty, the Parent Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent or any Lender Parties under or in respect of the Loan Documents.

     SECTION 7.02. GUARANTY ABSOLUTE. The Parent Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Administrative Agents or the Lenders with respect thereto. The Obligations of the Parent Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Parent Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Parent Guarantor hereby irrevocably waives any defenses it may now or hereinafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower, the Parent Guarantor or any of their Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of any Borrower, the Parent Guarantor or any of their Subsidiaries;

          (e) any change, restructuring or termination of the corporate or other legal structure or existence of any Borrower, the Parent Guarantor or any of their Subsidiaries;

          (f) any failure of the Administrative Agent or any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party now or hereafter known to the Administrative Agent or any Lender Party (the Parent Guarantor waiving any duty on the part of the Administrative Agent or any Lender Party to disclose such information); or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Borrower, the Parent Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender Party upon the insolvency, bankruptcy or reorganization of any Borrower, the Parent Guarantor or any of their Subsidiaries or otherwise, all as though such payment had not been made.

     SECTION 7.03. WAIVER. (a) The Parent Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) The Parent Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Parent Guarantor hereby unconditionally and irrevocably waives
     (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Parent Guarantor or other rights of the Parent Guarantor to proceed against any of the Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Parent Guarantor hereunder.

          (d) The Parent Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon the Parent Guarantor and without affecting the liability of the Parent Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and the Parent Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Lender Parties against the Parent Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) The Parent Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender Party to disclose to the Parent Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Administrative Agent or any Lender Party.

          (f) The Parent Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

     SECTION 7.04. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by the Parent Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future Taxes. If the Parent Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or the Administrative Agent,
(i) the sum payable by the Parent Guarantor by the Parent Guarantor shall be increased as may be necessary so that after the Parent Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 7.04) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent Guarantor shall make such deductions and (iii) the Parent Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Parent Guarantor agrees to pay any present or future Other Taxes that arise from any payment made under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

          (c) The Parent Guarantor will indemnify each Lender Party and the Agents for the full amount of Taxes or Other Taxes and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 7.04, imposed on or paid by such Lender Party or Agent and any liability (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender Party or any Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Parent Guarantor, the Parent Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of the Parent Guarantor through an account or branch outside the United States or by or on behalf of the Parent Guarantor by a payor that is not a United States person, if the Parent Guarantor determines that no Taxes are payable in respect thereof, the Parent Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 5, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Without prejudice to the survival of any other agreement of the Parent Guarantor hereunder, the agreements and obligations of the Parent Guarantor contained in Section 7.01(a) (with respect to enforcement expenses), the last sentence of Section 7.02 and this Section 7.04 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

     SECTION 7.05. CONTINUING GUARANTY; ASSIGNMENTS. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon the Parent Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties, the Administrative Agent and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.07. The Parent Guarantor shall not have the right to assignment rights hereunder or any interest herein without the prior written consent of the Administrative Agent.

     SECTION 7.06. SUBROGATION. The Parent Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now or hereafter acquire against any Borrower, any Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Parent Guarantor's Obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender Party against any Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or terminated. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Administrative Agent and the Lender Parties, shall be segregated from other property and funds of the Parent Guarantor and shall forthwith be paid to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Parent Guarantor shall make payment to the Administrative Agent or any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have been expired or been terminated, the Administrative Agent and the Lender Parties will, at the Parent Guarantor's request and expense, execute and deliver to the Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Parent Guarantor.

     SECTION 7.07. SUBORDINATION. The Parent Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to the Parent Guarantor by each Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07:

          (a) PROHIBITED PAYMENTS, ETC. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), the Parent Guarantor may receive regularly scheduled payments from any Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), however, unless the Administrative Agent otherwise agrees, the Parent Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) PRIOR PAYMENT OF GUARANTEED OBLIGATIONS. In any proceeding under any Bankruptcy Law relating to any Loan Party, the Parent Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before the Parent Guarantor receives payment of any Subordinated Obligations.

          (c) TURN-OVER. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Parent Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Parent Guarantor under the other provisions of this Guaranty.

          (d) ADMINISTRATIVE AGENT AUTHORIZATION. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Parent Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Parent Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and
     (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                                  ARTICLE VIII

                                   THE AGENTS

     SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; PROVIDED, HOWEVER, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Parent Guarantor or any Borrower pursuant to the terms of this Agreement.

     SECTION 8.02. AGENTS' RELIANCE, ETC. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section
2.17 or an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.03. CITIBANK AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Citibank in its individual capacities. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citibank were not an Agent and without any duty to account therefor to the Lender Parties.

     SECTION 8.04. LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 8.05. INDEMNIFICATION. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers.

          (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing

     Bank under the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

          (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Working Capital Commitments at such time; PROVIDED that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Working Capital Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     SECTION 8.06. SUCCESSOR AGENTS. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 8.07. OTHER AGENTS. Each Lender Party hereby acknowledges that neither the Documentation Agent, Syndication Agent nor any other Lender Party designated as any "Agent" on the signature pages hereof has any responsibilities or liability hereunder other than in its capacity as a Lender, the titles Documentation Agent and Syndication Agent being purely honorary in nature.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. AMENDMENTS, ETC. (a) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (i) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (A) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (B) change the number of Lenders or the percentage of (1) the Commitments, (2) the aggregate unpaid principal amount of the Advances or (3) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (C) reduce or limit the obligations of the Parent Guarantor under Section 7.01 or of any Subsidiary Guarantor under Section 1 of the Subsidiary Guaranty or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties, (D) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (E) amend Section 2.13 or this Section 9.01, (F) increase the Commitments of the Lenders, (G) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (H) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to
Section 2.04 or 2.07 or any date fixed for payment of any fees or other amounts payable hereunder, (I) limit the liability of any Loan Party under any of the Loan Documents or (J) increase the percentages included in clauses (a) or (b) of the definition of "Loan Value" and (ii) no amendment, waiver or consent shall, unless in writing and signed by Lenders having 66 2/3% of the Working Capital Commitments at such time (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (A) reduce the dollar amount of the liquidation reserve included in clause (b) of the definition of "Loan Value", (B) decrease the liquidity reserve set forth on the Borrowing Base Certificate, (C) reduce the dollar amount set forth in Section 2.06(b)(ii) or 3.02(a)(iii)(A) or (D) waive the condition specified in Section 3.02(a)(iii); PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

          (b) If, in connection with any proposed amendment or waiver of any of the provisions of this Agreement or any other Loan Document as contemplated by clauses (i) through (ix) of Section 9.01(a) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is not obtained, then the Administrative Agent shall have the right to purchase (and such Lender shall sell) the interest of each such non-consenting Lender, together with accrued and unpaid interest, and assume each such Lender's Commitment.

     SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Parent Guarantor, the Borrowers or any other Loan Party, at the address or the Parent Guarantor at 2400 South MicroAge Way, Tempe, Arizona 85282,
Attention: Chief Financial Officer, with a copy to Corporate Counsel; if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 399 Park Avenue, New York, New York 10043,
Attention: Jeff Nitz; and if to the Administrative Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Jeff Nitz; or, as to the
Parent Guarantor, any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

     SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04. COSTS AND EXPENSES. (a) The Borrowers jointly and severally agree to pay on demand (i) all reasonable costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation,
(A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (b) The Borrowers jointly and severally agree to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Transaction Documents are consummated. The Borrowers also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrowers to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section
     6.01 or for any other reason, or if the Borrowers fail to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04,
     2.06 or 6.01 or otherwise, the Borrowers shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.10 and 2.12 and this
     Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents. SECTION 9.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Parent Guarantor or any Borrower against any and all of the Obligations of the Parent Guarantor or the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Parent Guarantor or the applicable Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

     SECTION 9.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers, the Parent Guarantor and each Agent and the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Parent Guarantor, each Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

     SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
     (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; PROVIDED, HOWEVER, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

          (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); PROVIDED, HOWEVER, that
     (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Parent Guarantor or the Borrowers furnished to such Lender Party by or on behalf of the Borrowers; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 9.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     SECTION 9.09. NO LIABILITY OF THE ISSUING BANK. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers prove were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 9.10. RELEASE OF COLLATERAL. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrowers' expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

     SECTION 9.11. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 9.12. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 9.13. WAIVER OF JURY TRIAL. Each of the Parent Guarantor, the Borrowers, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        MICROAGE TECHNOLOGY SERVICES, L.L.C.,
                                             as Borrower

                                        By /s/ James R. Daniel
                                           -------------------------------------
                                           Title: Treasurer
                                                  ------------------------------


                                        PINACOR, INC.,
                                             as Borrower


                                        By /s/ James R. Daniel
                                           -------------------------------------
                                           Title: Treasurer
                                                  ------------------------------


                                        MICROAGE, INC.,
                                             as Parent Guarantor


                                        By /s/ James R. Daniel
                                           -------------------------------------
                                           Title: CFO, ExVP & Treasurer
                                                  ------------------------------


                                        CITIBANK, N.A.,
                                             as Administrative Agent


                                        By /s/ Claudia Slacik
                                           -------------------------------------
                                           Title: Vice President
                                                  ------------------------------


                                        CITIBANK, N.A.,
                                             as Collateral Agent


                                        By /s/ Claudia Slacik
                                           -------------------------------------
                                           Title: Vice President
                                                  ------------------------------

                                        IBM CREDIT CORPORATION,
                                             as Documentation Agent


                                        By /s/ Ronald J. Bachner
                                           -------------------------------------
                                           Title: Manager, Commercial Financing
                                                  Solutions Americas
                                                  ------------------------------


                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                             as Syndication Agent

                                        By /s/ J. Lee
                                           -------------------------------------
                                           Title: Vice President
                                                  ------------------------------


                                        INITIAL LENDERS


                                        CITIBANK, N.A.

                                        By /s/ Claudia Slacik
                                           -------------------------------------
                                           Title: Vice President
                                                  ------------------------------


                                        IBM CREDIT CORPORATION


                                        By /s/ Ronald J. Bachner
                                           -------------------------------------
                                           Title: Manager, Commercial Financing
                                                  Solutions Americas
                                                  ------------------------------

                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By /s/ J. Lee
                                           -------------------------------------
                                           Title: Vice President
                                                  ------------------------------


                                        FLEET CAPITAL CORPORATION


                                        By /s/ Peter L. Skavla
                                           -------------------------------------
                                           Title: Senior Vice President
                                                  ------------------------------

                                        MELLON BANK, N.A.


                                        By /s/ R. Shirinyam
                                           -------------------------------------
                                           Title: Vice President
                                                  ------------------------------


                                        IBJ WHITEHALL BUSINESS
                                        CREDIT CORPORATION


                                        By /s/
                                           -------------------------------------
                                           Title:
                                                  ------------------------------


                                        DEBIS FINANCIAL SERVICES, INC.


                                        By /s/ James M. Vandervark
                                           -------------------------------------
                                           Title: President ABL Division
                                                  ------------------------------


                                        FINOVA CAPITAL CORPORATION


                                        By /s/
                                           -------------------------------------
                                           Title:
                                                  ------------------------------


                                        INITIAL ISSUING BANK


                                        CITIBANK, N.A.


                                        By /s/ Claudia Slacik
                                           -------------------------------------
                                           Title: Vice President
                                                  ------------------------------

                                        SWING LINE BANK


                                        CITIBANK, N.A.


                                        By /s/ Claudia Slacik
                                           -------------------------------------
                                           Title: Vice President
                                                  ------------------------------

                                        INITIAL ISSUING BANK


                                        CITIBANK, N.A.


                                        By /s/ Claudia Slacik
                                           -------------------------------------
                                           Title: Vice President
                                                  ------------------------------

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

================================================================================
                            Working       Letter of      Domestic     Eurodollar
                            Capital         Credit       Lending       Lending
Name of Initial Lender     Commitment     Commitment      Office        Office
================================================================================

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
                                                                       EXHIBIT A

                                                                         FORM OF
                                                                 PROMISSORY NOTE


$_______________  Dated:  _________ __, ____


     FOR VALUE RECEIVED, the undersigned, MicroAge Technology Services, L.L.C., a Delaware limited liability company, and Pinacor, Inc., a Delaware corporation (collectively, the "BORROWERS"), jointly and severally HEREBY PROMISE TO PAY to the order of _________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital Advances (as defined below) owing to the Lender by the Borrowers pursuant to the Credit Agreement dated as of October 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined) among the Borrowers, MicroAge, Inc., the Lender and certain other lender parties party thereto, Citibank, N.A., as Collateral Agent, IBM Credit Corporation, as Documentation Agent, The CIT Group/Business Credit, Inc., as Syndication Agent, and Citibank, N.A., as Administrative Agent and for the Lender and such other lender parties, on the Termination Date.

     The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of each Working Capital Advance from the date of such Working Capital Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both  principal  and  interest  are  payable in lawful  money of the United
States of America to Citibank, N.A., as Administrative Agent, at _______________, _______________ __________ in same day funds. Each Working
Capital Advance owing to the Lender by the Borrowers and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrowers under this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of advances (the "WORKING CAPITAL ADVANCES") by the Lender to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrowers resulting from each such Working Capital Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrowers under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                                        MICROAGE TECHNOLOGY SERVICES, L.L.C.,
                                             as Borrower

                                        By /s/ James R. Daniel
                                           -------------------------------------
                                           Title: Treasurer
                                                  ------------------------------


                                        PINACOR, INC.,
                                             as Borrower


                                        By /s/ James R. Daniel
                                           -------------------------------------
                                           Title: Treasurer
                                                  ------------------------------

                       ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
                                  Amount of           Unpaid
              Amount of        Principal Paid        Principal       Notation
 Date          Advance           or Prepaid           Balance        Made By
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
                                                                       EXHIBIT B

                                                                         FORM OF
                                                             NOTICE OF BORROWING

Citibank, N.A.,
  as Administrative Agent
  under the Credit Agreement
  referred to below

____________________

____________________                                 [Date]


                     Attention: ____________________________


Ladies and Gentlemen:

     The undersigned, MicroAge Technology Services, L.L.C. and Pinacor, Inc., refer to the Credit Agreement dated as of October 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned,, MicroAge, Inc., the Lender Parties party thereto, Citibank, N.A., as Collateral Agent, IBM Credit Corporation, as Documentation Agent, and The CIT Group/Business Credit, Inc., as Syndication Agent, and Citibank, N.A., as Administrative Agent and for the Lender Parties, and hereby jointly gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

     (i) The Business Day of the Proposed Borrowing is _________ __, ____.

     (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

     (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

     (iv) The aggregate amount of the Proposed Borrowing is $__________.

     [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date;

          (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

          (C) the sum of the Loan Values of the Eligible Collateral MINUS $20,000,000 exceeds the aggregate principal amount of the Working Capital Advances PLUS Swing Line Advances PLUS Letter of Credit Advances to be outstanding PLUS the Available Amount of all Letters of Credit then outstanding after giving effect to the Proposed Borrowing.

     Manual delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.


                                   Very truly yours,

                                   MICROAGE TECHNOLOGY SERVICES, L.L.C.


                                   By: /s/ James R. Daniel
                                      ------------------------------------------
                                     Title: Treasurer
                                           -------------------------------------


                                   PINACOR, INC.


                                   By: /s/ James R. Daniel
                                      ------------------------------------------
                                     Title: Treasurer
                                           -------------------------------------

                                                                       EXHIBIT C

                                                                         FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE



     Reference is made to the Credit Agreement dated as of October 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among, MicroAge Technology Services, L.L.C., a Delaware limited liability company ("MTS"), Pinacor, Inc., a Delaware corporation ("PINACOR", and together with MTS, the "BORROWERS"), MicroAge, Inc., a Delaware corporation (the "PARENT GUARANTOR"), the Lender Parties party thereto, Citibank, N.A., as Collateral Agent, IBM Credit Corporation, as Documentation Agent, The CIT Group/Business Credit, Inc., as Syndication Agent, and Citibank, N.A., as Administrative Agent and for the Lender Parties.

     Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

     1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

     2. Such Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

     3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

ASSIGNOR
WORKING CAPITAL FACILITY
  Percentage interest assigned                     %         %           %          %           %
  Working Capital Commitment assigned        $           $         $           $          $
  Aggregate outstanding principal amount of
    Working Capital Advances assigned        $           $         $           $          $
  Principal amount of Note
    payable to ASSIGNOR                      $           $         $           $          $

LETTER OF CREDIT FACILITY
  Letter of Credit Commitment assigned       $           $         $           $          $
  Letter of Credit Commitment retained       $           $         $           $          $

ASSIGNEE
WORKING CAPITAL FACILITY
  Percentage interest assigned                      %         %           %          %           %
  Working Capital Commitment assigned         $           $         $           $          $
  Aggregate outstanding principal amount of
    Working Capital Advances assigned         $           $         $           $          $
  Principal amount of Note
    payable to ASSIGNEE                       $           $         $           $          $

LETTER OF CREDIT FACILITY
  Letter of Credit Commitment assumed         $           $         $           $          $

Effective Date (if other than date of acceptance by Administrative Agent):
(1) _________ __, ____


                                    ASSIGNORS


                                                              , as Assignor
                                    --------------------------

                                    By
                                        ----------------------------------------
                                     Title:
                                            ------------------------------------

                                    Dated: _________ __, ____



                                                              , as Assignor
                                    --------------------------

                                    By
                                        ----------------------------------------
                                     Title:
                                            ------------------------------------

                                    Dated: _________ __, ____



                                                              , as Assignor
                                    --------------------------

                                    By
                                        ----------------------------------------
                                     Title:
                                            ------------------------------------

                                    Dated: _________ __, ____



                                                              , as Assignor
                                    --------------------------

                                    By
                                        ----------------------------------------
                                     Title:
                                            ------------------------------------

                                    Dated: _________ __, ____



                                                              , as Assignor
                                    --------------------------

                                    By
                                        ----------------------------------------
                                     Title:
                                            ------------------------------------

                                    Dated: _________ __, ____

----------
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                    ASSIGNEES


                                                              , as Assignee
                                    --------------------------

                                    By
                                       -----------------------------------------
                                       Title:
                                              ----------------------------------

                                    Dated:  _________ __, ____

                                    Domestic Lending Office:


                                    Eurodollar Lending Office:




                                                              , as Assignee
                                    --------------------------

                                    By
                                       -----------------------------------------
                                       Title:
                                              ----------------------------------

                                    Dated:  _________ __, ____

                                    Domestic Lending Office:


                                    Eurodollar Lending Office:



                                                              , as Assignee
                                    --------------------------

                                    By
                                       -----------------------------------------
                                       Title:
                                              ----------------------------------

                                    Dated:  _________ __, ____

                                    Domestic Lending Office:


                                    Eurodollar Lending Office:



                                                              , as Assignee
                                    --------------------------

                                    By
                                       -----------------------------------------
                                       Title:
                                              ----------------------------------

                                    Dated:  _________ __, ____

                                    Domestic Lending Office:


                                    Eurodollar Lending Office:



                                                              , as Assignee
                                    --------------------------

                                    By
                                       -----------------------------------------
                                       Title:
                                              ----------------------------------

                                    Dated:  _________ __, ____

                                    Domestic Lending Office:


                                    Eurodollar Lending Office:


Accepted (2)[and Approved] this ____
day of ___________, ____

CITIBANK, N.A.,
     as Administrative Agent


By /s/ Claudia Slacik
------------------------------
Title: Vice President
------------------------------

(3)[Approved this ____ day
of _____________, ____

MICROAGE, INC.


By /s/ James R. Daniel
------------------------------
Title: CFO, ExVP & Treasurer
------------------------------
----------
(2)  Required if the Assignee is an Eligible Assignee solely by reason of clause
     (a)(viii) or (b) of the definition of "Eligible Assignee".

(3)  See footnote 2.